CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Shareholders
Portfolio Partners, Inc.:


We consent to the use of our report dated February 4, 2000 incorporated by reference herein on Form N-1A relating to MFS Emerging Equities Portfolio, MFS Research Growth Portfolio, MFS Value Equity Portfolio, Scudder International Growth Portfolio and T. Rowe Price Growth Equity Portfolio and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.



                                                  /s/ KPMG LLP

                                                  KPMG LLP



Hartford, Connecticut
April 25, 2000